Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                               www.theriviera.com







FOR FURTHER INFORMATION:


AT THE COMPANY:                                 INVESTOR RELATIONS CONTACT:
William Westerman, Chairman of the Board        Betsy Truax, Skorpus Consulting
(702) 794-9237 Voice                            (208) 241-3704 Voice
(702) 794-9277 Fax                              (208) 232-5317 Fax
Email:  wwesterman@theriviera.com               Email:   BetsyT@cableone.net

FOR IMMEDIATE RELEASE:

                 RIVIERA ANNOUNCES CFO DUANE KROHN'S RETIREMENT

         LAS VEGAS, NV - April 21, 2006 -- Riviera Holdings Corporation (AMEX:
RIV) announced today that Mr. Duane Krohn, the Company's Chief Financial Officer and Treasurer, and the Executive Vice President of Finance and Treasurer of the Company's subsidiary, Riviera Operating Corporation, has notified the Company of his retirement effective May 2, 2006.

         The Company also announced that Mr. William L. Westerman, Chief Executive Officer, has been appointed to Mr. Krohn's positions on an interim basis, effective May 2, 2006. Mr. Westerman will also continue in his current positions with the Company and its subsidiaries.

         Mr. Westerman said, "We appreciate Duane's 16 years of dedication and service to the Company and wish him well on his retirement."

About Riviera Holdings

     Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera's stock is listed on the American Stock Exchange ("AMEX") under the symbol RIV.
                                                         ###